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                                                                    EXHIBIT 3.16

                                   BY-LAWS

                                      of

                         SOUTHERN DEVELOPMENT COMPANY

               Section 1. The principal office of the corporation shall be at
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114 West Eleventh Street, Kansas City, Missouri, and it may also have offices at such other places within and without the State of Missouri as the Board of Directors shall from time to time determine.

               Section 2. Meetings of the Stockholders and meetings of the Board
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of Directors may be held at any place or places within or without the State of
Missouri.

               Section 3. The annual meeting of the Stockholders of the
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corporation for the election of directors and for the transaction of such other business as properly may come before the meeting shall be held at the office of the corporation in Kansas City, Missouri, at 10:00 o'clock in the forenoon, on the second Tuesday in April in each year, unless such day is a legal holiday, in which case such meeting shall be held on the first day thereafter which is not a legal holiday.

               Section 4. Special meetings of the stockholders of the
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corporation may be held at any time upon call of the President or of the Board of Directors or of stockholders holding one-fourth of the outstanding capital stock having voting power. Such call shall state the time, place and purposes of the meeting.

               Section 5. Except as otherwise provided by statute, notice of the
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time and place of every meeting of stockholders, and of the business to be acted on at such meeting, shall be given by the Secretary or the officer performing his duties, at least five days before the meeting, to each stockholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to him personally or by mailing such notice to him at his address as it appears on the stock ledger of the corporation, or, if no address appears on such ledger, then at

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his last known post office address; provided, however, that if a stockholder be present at a meeting in person or by proxy, or in writing waive notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary.

               Section 6. Except as otherwise provided by statute, the holders
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of a majority of the stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of the stockholders. In the absence of a quorum, the stockholders present in person or represented by proxy, by majority vote, shall have power to adjourn any meeting from time to time without notice. At all meetings of the stockholders, except as otherwise provided by law, by the certificate of incorporation, or by these by-laws, all matters shall be decided by the vote of a majority in interest of the stockholders at the time entitled to vote, present in person or represented by proxy, a quorum being present.

               Section 7. At every meeting of stockholders each stockholder
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entitled to vote thereat shall be entitled to one vote for each share of stock held by him, except that there shall be cumulative voting in the election of directors. Each shareholder may vote and otherwise act in person or by proxy.

               Section 8. The affairs of the corporation shall be managed by a
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Board consisting of five directors, who shall be elected annually by the stockholders and shall hold office until their successors are respectively elected and qualified, or until they shall die, resign or be removed. The number of directors may be increased from time to time, but shall not be diminished to less than three, by amendment of these by-laws. Vacancies in the Board of Directors, except vacancies in the Board of Directors caused by an increase in the number of directors, may be filled by vote of a majority of the remaining directors, may be filled by vote of a majority of the remaining directors, though less than a quorum.

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               Section 9.  Meetings of the Board of Directors shall be held at
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the times and places fixed by resolutions of the Board or by call of the
President or a Vice President or any two directors, and may be held outside of the State of Missouri. The Secretary, or the officer performing his duties, shall give three days' advance notice of such meetings of directors to each director; provided that a meeting may be held without notice at the place of the annual election of directors and immediately after such annual election; and that notice need not be given of regular meetings held at the times and places fixed by resolution of the Board; and that meetings may be held at any time without notice if all the directors are present or if those not present shall in writing waive notice either before or after the meeting. Three members of the Board shall constitute a quorum for the transaction of business, and except as otherwise provided by law, by the certificate of incorporation, or by these by-laws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

               Section 10. The Board of Directors shall have power to authorize
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the payment of compensation to the directors for services to the corporation, including fees for attendance at meetings of the Board of Directors, and to determine the amount of such compensation and fees.

               Section 11. The Board of Directors at its first meeting after the
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election of directors in each year shall choose one of its number President, and shall also choose a Vice-President, a Comptroller and Secretary, a Treasurer, and a General Counsel, and shall from time to time appoint such other officers as it may deem proper.

               Section 12. The term of office of all officers shall be until the
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first meeting of directors after the annual meeting of stockholders next succeeding the election of such officers and until their respective successors are chosen and qualified, or until they shall die or resign; but any officer may be removed from office at any time by the Board of Directors. Vacancies in any offices may be filled by the Board at any meeting.

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               Section 13. The officers of the corporation shall have such
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powers and duties as usually pertain to their offices, except the President is hereby given plenary powers of management equal to the power of the Board of Directors, except as hereinafter provided; and officers of the corporation shall also have such additional powers and duties as may from time to time be conferred upon them by the Board of Directors.

               Section 14. The Board of Directors is authorized to select such
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depositaries as it shall deem proper for the funds of the corporation, and said
Board must approve all salaries paid to officers or employees in excess of $3,000.00 annually. All checks, drafts, bills of exchange, acceptances, debentures, bonds, coupons, notes or other obligations or evidences of indebtedness of the corporation, and also all deeds, mortgages, indentures, bills of sale, assignments, conveyances or other instruments of transfer, contracts, agreements, licenses, endorsements, stock powers, dividend orders, powers of attorney, proxies, waivers, consents, returns, reports, applications, appearances, complaints, declarations, petitions, stipulations, answers, replies, certificates, demands, notices or documents, instruments or writings of any nature, shall be signed, executed, verified, acknowledged and delivered by such officers, agents or employees of the corporation, or any of them, and in such manner, as from time to time may be determined by the Board of Directors.

               Section 15. The fiscal year of the corporation shall end on the
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31/st/ day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

               Section 16. The corporate seal of the corporation shall be in
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such form as the Board of Directors shall prescribe.

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               Section 17. Either the Board of Directors or the stockholders may
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alter, amend or repeal these by-laws or adopt new by-laws at any meeting duly held as above provided, the notice of which includes notice of the proposed alteration, amendment, repeal or adoption.